SECURITIES PURCHASE AGREEMENT

SUNOPTA BIOPROCESS INC.

and

SUNOPTA INC.

and

THE PURCHASERS NAMED IN SCHEDULE I

Dated as of June 7, 2007

INDEX TO SCHEDULES

SCHEDULE I	Purchasers
SCHEDULE II	Disclosure Schedule

INDEX TO EXHIBITS

EXHIBIT A	Form of Asset Purchase Agreement
EXHIBIT B	Form of Unanimous Shareholders Agreement
EXHIBIT C	Form of Registration Rights Agreement
EXHIBIT D	Form of Legal Opinion
EXHIBIT E	Form of Director Indemnification Agreement
EXHIBIT F	Form of Warrant Certificate

SECURITIES PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT, dated as of June 7, 2007 (this “Agreement”) is entered into by and among SunOpta BioProcess Inc., a corporation organized under the Canada Business Corporations Act (the “Corporation”), SunOpta Inc., a corporation organized under the Canada Business Corporations Act (“SunOpta”), and the several purchasers named in the attached Schedule I (collectively, the “Purchasers” and individually, a “Purchaser”).

WHEREAS, the Corporation wishes to issue and sell to the Purchasers listed on Schedule I under the heading “Name and Address of Purchasers” (the “Purchasers”) an aggregate of up to 2,500,000 Series A convertible preferred shares in the capital of the Corporation (collectively, the “Purchased Shares”) on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, SunOpta wishes to issue and sell to the Purchasers an aggregate of up to 1,080,380 Warrants of the Corporation (collectively, the “Purchased Warrants”), each Purchased Warrant being exercisable to purchase one common share in the capital of SunOpta (each a “Warrant Share” and, collectively, the “Warrant Shares”) any time prior to 4:00 p.m. (Toronto time) on the date that is six (6) months following the Closing Date (as defined below), at a purchase price of U.S.$11.57 per Warrant Share, on the terms and subject to the conditions set forth in this Agreement and in the Warrant Certificates (as defined below);

WHEREAS, the Purchasers, severally, wish to purchase the Purchased Units on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS concurrently with the issue and sale of the Purchased Units to the Purchasers, the Corporation proposes to (i) acquire (the “Asset Acquisition”) from SunOpta all of the property, assets, undertaking and rights (collectively, the “Purchased Assets”) and assume certain of the liabilities relating to or used in connection with the SunOpta BioProcess Division (the “Division”) in consideration of the issuance by the Corporation to SunOpta of an aggregate of 9,199,900 common shares in the capital of the Corporation, pursuant to and in accordance with the terms and conditions of an asset purchase agreement to be dated as of the Closing Date between the Corporation and SunOpta (the “Asset Purchase Agreement”); and (ii) issue to certain employees of the Division an aggregate of 800,000 capped restricted share units (the “RSUs”) and 800,000 capped stock options (the “Capped Options”).

NOW THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

ARTICLE I

THE PURCHASED UNITS

SECTION 1.01  Issuance, Sale and Delivery of the Purchased Units.  The Corporation and SunOpta agree to issue and sell to each Purchaser, and each Purchaser hereby agrees to purchase from the Corporation and SunOpta, respectively, the number of units (the “Purchased Units”), each consisting of one Purchased Share and 0.4322 of a Purchased Warrant, set forth opposite the name of such Purchaser on Schedule I at a purchase price of US$20.00 per Purchased Unit.  The Purchased Shares and Purchased Warrants comprising the Purchased Units shall be separable immediately upon issue.  All references to “dollars” or “$” in this Agreement are to U.S. dollars.

SECTION 1.02  Closing.  The closing of the purchase and sale of the Purchased Units shall take place at the offices of Wildeboer Dellelce LLP, 365 Bay Street, Suite 800, Toronto, Ontario M5H 2V1 at 10:00 a.m., eastern standard time, on June 7, 2007 or at such other location, date and time as may be agreed upon by BlackRock Investment Management (UK) Limited (the “Lead Purchaser”), SunOpta and the Corporation (the “Closing” and such date and time being called the “Closing Date”).  At the Closing, the Corporation shall issue and deliver to each Purchaser certificates in definitive form, registered in the name of such Purchaser, representing the Purchased Shares and Purchased Warrants comprising the Purchased Units to be purchased by it from the Corporation and SunOpta, respectively, at the Closing.  In addition, as payment in full for the Purchased Units being purchased by it under this Agreement, against delivery of the share certificate or certificates therefor as aforesaid, on the Closing Date, each Purchaser shall deliver to Wildeboer Dellelce LLP, counsel to the Corporation (i) a certified cheque payable to the order of Wildeboer Dellelce LLP in trust in the amount set forth opposite the name of such Purchaser under the heading “Aggregate Purchase Price” on Schedule I, or (ii) transfer such sum to the account of the Wildeboer Dellelce LLP in trust by wire transfer.  Payments shall be denominated in U.S. dollars (calculated based on the “daily 12:00 p.m. foreign exchange rate” certified by the New York Federal Reserve Bank for the business day prior to the Closing Date).

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF
THE CORPORATION

The Corporation hereby represents and warrants to the Purchasers that, except as set forth in the Disclosure Schedule attached as Schedule II (which Disclosure Schedule makes explicit reference to the particular representation or warranty as to which exception is taken, which in each case shall constitute the sole representation and warranty as to which such exception shall apply), the statements contained in this Article II are true, correct and complete.

SECTION 2.01  Incorporation and Status .  The Corporation is duly incorporated and organized, and is validly existing and up to date in the filing of all corporate and similar returns under the laws of its jurisdiction of incorporation.  Attached as Schedule 2.01 is a correct and complete copy of the articles of incorporation and bylaws of the Corporation, as of the date of this Agreement.

SECTION 2.02  Corporate Power . The Corporation has the corporate power and capacity to (i) own or lease its assets and, collectively, to carry on the Business, as defined below, as the Business is currently conducted; (ii) enter into, perform its obligations under and consummate the transactions contemplated by this Agreement, including the execution, delivery and performance of the Asset Purchase Agreement, the Unanimous Shareholders Agreement and the Registration Rights Agreement in the forms attached as Exhibit A, Exhibit B and Exhibit C respectively (together with this Agreement, collectively, the “Transaction Agreements”); and (iii) to issue and deliver the Purchased Shares and the common shares issuable upon conversion of the Purchased Shared (the “Conversion Shares”).

For the purposes of this Agreement, “Business” means the business of designing and constructing cellulosic biomass conversion processes, equipment and facilities and any services that are incidental and ancillary to that business as conducted by the Division prior to the date hereof and contemplated to be conducted by the Corporation following the date hereof.

SECTION 2.03  Capitalization .  The authorized share capital of the Corporation consists of an unlimited number of common shares and an unlimited number of preferred shares issuable in series, of which 100 common shares and no preferred shares are issued and outstanding as of the date hereof and of which 9,200,000 common shares and no preferred shares will be issued and outstanding immediately following completion of the Asset Acquisition but prior to giving effect to the transactions contemplated by this Agreement.  In addition, immediately following completion of the Asset Acquisition but prior to giving effect to the transactions contemplated by this Agreement, an aggregate of 800,000 RSUs and 800,000 Capped Options entitling the holders thereof to acquire an equivalent number of common shares of the Corporation (or, in lieu of such shares, receive a cash payment in an amount equal to the fair market value of such shares) will be issued and outstanding pursuant to the Corporation’s Capped Restricted Share Unit Plan and Capped Stock Option Plan, respectively, and options (the “Incentive Options”) to acquire an aggregate of 200,000 common shares of the Corporation will be reserved for issuance pursuant to the Corporation’s 2007 Employee Incentive Stock Option Plan at an exercise price equal to the fair market value of the common shares on the date of grant as determined by the Board of Directors of the Corporation.  SunOpta Inc. is currently the registered and beneficial owner of all of the issued and outstanding common shares of the Corporation, all of which have been validly issued and are outstanding as fully paid and non-assessable shares, and immediately following completion of the Asset Acquisition, will be the registered and beneficial owner of all of the outstanding common shares of the Corporation.

SECTION 2.04  Purchased Shares .  The Purchased Shares issued under this Agreement will have the rights, preferences, privileges and restrictions set out in the articles of incorporation and articles of amendment appended as Schedule 2.04 (collectively, the “Amended Articles”), subject only to the terms of any agreement disclosed pursuant to Section 2.05.

SECTION 2.05  Obligations to Issue Units .  Except for the RSUs, Capped Options and Incentive Options and as otherwise contemplated by the Transaction Agreements, both as of the date of this Agreement and immediately following completion of the Asset Acquisition:

(a)

there are no agreements, options, warrants, rights of conversion or exchange or other rights under which the Corporation is, or may become, obligated to issue any shares  or any securities convertible or exchangeable, directly or indirectly, into any shares of the Corporation;

(b)

the Corporation has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares or any interest therein or to pay any dividend or make any other distribution in respect thereof except as required by the Amended Articles;

(c)

there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Corporation;

(i)

 the Corporation is not a party to any voting trust or agreement granting rights of first refusal, pre-emptive rights, registration rights or proxies relating to any of the shares of the Corporation and there are no voting trusts or agreements, shareholders’ agreements, pledge agreements, buy-sell agreements, rights of first refusal, pre-emptive rights, tag alongs, drag alongs or proxies relating to any of the shares of the Corporation; and

(a)

the issuance of the Purchased Shares will not (i) accelerate the vesting or exercise of, (ii) change any exercise or conversion price of, or (iii) change any other rights of the holder under, any option, warrant or convertible or exchangeable security issued by the Corporation.

(f)

Schedule 2.05 sets out particulars, in the case of options, warrants and other convertible or exchangeable securities, of the exercise price, vesting schedule, term and the number and type of securities issuable thereunder.  Schedule 2.26(b) also contains a true and complete copy of each plan, agreement or commitment of the Corporation to issue shares or any securities convertible or exchangeable, directly or indirectly, into any shares of the Corporation.

SECTION 2.06  Business and Subsidiaries .  The Corporation is a newly-formed corporation; has not heretofore carried on any business, venture or endeavour; and prior to entering into this Agreement and the consummation of the transactions contemplated by the Transaction Agreements, had not assets or liabilities.  The Corporation does not have any subsidiaries or investment in any other person.

SECTION 2.07  Qualification; Good Standing .  As of the Closing Date, the Corporation shall be duly registered, licensed or qualified as an extra-provincial or foreign corporation in each jurisdiction in which such registration is required in order to conduct the Business, except where the failure to do so would not have a material adverse effect on the Corporation or the Business.

SECTION 2.08  Corporate Authorization; Enforceability .

(a)  Each of the Transaction Agreements and all instruments required by the Transaction Agreements to be delivered by the Corporation at the Closing have been duly authorized by the Corporation.  This Agreement has been duly executed and delivered by the Corporation and is a valid and binding obligation of the Corporation, enforceable in accordance with its terms, subject to the usual exceptions as to bankruptcy and the availability of equitable remedies.  At the Closing, each of the Transaction Agreements and all instruments required by the Transaction Agreements to be delivered by the Corporation at the Closing will be duly executed and delivered by the Corporation, and will be valid and binding obligations of the Corporation, enforceable in accordance with their respective terms, subject to the usual exceptions as to bankruptcy and the availability of equitable remedies.

(b)  The issuance, sale and delivery of the Purchased Shares and the issuance and delivery of the Conversion Shares have been duly authorized by all requisite corporate action of the Corporation and will not violate any provision of law, any order of any court or other agency of government, the Amended Articles or the bylaws of the Corporation, or any provision of any indenture, agreement or other instrument to which the Corporation or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Corporation.

(c)  When issued in accordance with this Agreement, the Purchased Shares will be validly issued, fully paid and non-assessable shares with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances, other than restrictions on transfer under the Transaction Agreements and under applicable federal, provincial and state securities laws.  The Conversion Shares have been duly reserved for issuance upon conversion of the Purchased Shares and, when so issued, will be duly authorized, validly issued, fully paid and non-assessable shares with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed other than restrictions on transfer under the Transaction Agreements and under applicable federal, provincial and state securities laws.  None of the issuance, sale or delivery of the Purchased Shares or the issuance or delivery of the Conversion Shares is subject to any preemptive right of the shareholders of the Corporation or to any right of first refusal or other right in favor of any person.

SECTION 2.09  No Conflict .  Neither the entering into of any of the Transaction Agreements by the Corporation nor the performance by the Corporation of any of its obligations under the Transaction Agreements will contravene, breach or result in any default under the articles, bylaws, constituting documents or other organizational documents of the Corporation or contravene, breach, result in any default or give rise to any right of termination, cancellation, acceleration or payment under any mortgage, lease, agreement, other legally binding instrument, or Governmental Authorization, as defined below, to which the Corporation is or, following completion of the Asset Acquisition, will be, a party or by which the Corporation or the Business is bound.

For purposes of this Agreement:

“Governmental Authorization” means any authorization, order, permit, approval, grant, licence, quota, consent, commitment, right, franchise, privilege, certificate, judgment, writ, injunction, award, determination, direction, decree or demand or the like which may be issued or granted by law or by rule or regulation of any Governmental Body; and

“Governmental Body” means any government, parliament, legislature, regulatory authority, agency, commission, board or court or other law, rule, or regulation-making entity having or purporting to have jurisdiction on behalf of any nation or state or province or other subdivision thereof including any municipality or district.

SECTION 2.10  Approvals and Consents .  Except for (i) the filing of the Amended Articles under the Canada Business Corporations Act; (ii) any filings required pursuant to applicable securities laws, which filings will be effected within the required statutory period; (iii) any other filings required under applicable laws, which filings will be timely filed within the applicable periods therefor; and (iv) the consent of the principal lenders to SunOpta  in respect of the Asset Acquisition and the release by such lenders of the security granted to them by SunOpta in respect of the Purchased Assets, which consent and release shall be obtained on or prior to the Closing Date, no Governmental Authorization or authorization, consent, approval of, order, registration, qualification, designation, declaration or filing with or notice to any other person or federal, state or local governmental authority is required in connection with the execution, delivery or performance of the Transaction Agreements by the Corporation or the offering, sale and purchase of the Purchased Shares under this Agreement.

SECTION 2.11  Offering .  Subject in relevant part to the truth and accuracy of each Purchaser’s representations set forth in Article IV, the offer, sale and issuance of the Purchased Shares as contemplated by this Agreement to such Purchaser and the issuance and delivery of the Conversion Shares issuable upon conversion of the Purchased Shares, are exempt from prospectus and registration requirements under applicable securities laws.  Neither the Corporation nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.  All of the issued and outstanding securities of the Corporation have been offered, issued and sold by the Corporation in compliance with prospectus and registration requirements under applicable securities laws.

SECTION 2.12  Corporate Records and Books of Account .   The corporate records and minute books of the Corporation contain complete and accurate minutes of all meetings and resolutions of the directors and shareholders of the Corporation since its date of incorporation.  The share certificate ledger, registers of shareholders, registers of transfers and registers of directors and officers of the Corporation are complete and accurate.  The books and records of the Corporation fairly present and disclose the respective financial position of the Corporation as at the relevant dates and all material financial transactions of the Corporation have been accurately recorded in those books and records.

SECTION 2.13  Financial Information ..

(a)

The audited consolidated financial statements of SunOpta as at and for the year ended December 31, 2006 (collectively, the “SunOpta Financial Statements”) have been prepared in accordance with United States generally accepted accounting principles (subject to usual year-end adjustments) consistently applied throughout the periods indicated.  The divisional financial statements of the Division as at and for the year ended December 31, 2006 (the “Divisional Financial Statements”) have been prepared on a consistent basis however have not been audited as a stand alone division.  The SunOpta Financial Statement and the Divisional Financial Statements (collectively, the “Financial Statements”) completely and accurately present the financial position of the Division and the Corporation (as applicable) on a consolidated basis and the results of operations as of the dates and throughout the periods indicated and there has been no material adverse change in the financial position of the Division or the Corporation from that reflected in the Financial Statements.

(b)

The accounts receivable reflected on the balance sheets forming part of the Financial Statements and all accounts receivable arising after the date of the Financial Statements are bona fide and collectible, other than those accounts receivable which are doubtful accounts and in respect of which a reasonable allowance, consistent with past practice, has been made, and are not subject to any set-off or counterclaim.

SECTION 2.14  Absence of Undisclosed Liabilities .  Neither the Division nor the Corporation has any outstanding liabilities, contingent or otherwise, and neither the Division nor the Corporation is a party to or bound by any agreement of guarantee, support, indemnification, assumption or endorsement of, or any other similar commitment with respect to, the obligations, liabilities (contingent or otherwise) or indebtedness of any person, other than:

(a)

those set out in the Financial Statements; and

(b)

liabilities in respect of trade or business obligations incurred after December 31, 2006 in the ordinary course of the Business, consistent with past practice, none of which has been materially adverse to the nature, results of operations, assets or financial condition of, or manner of conducting, the Business or the Corporation.

SECTION 2.15  Bankruptcy .  The Corporation is not an insolvent person within the meaning of the Bankruptcy and Insolvency Act (Canada) or the bankruptcy laws of the United Stated or any other jurisdiction nor has made an assignment in favour of its creditors nor a proposal in bankruptcy to its creditors or any class thereof nor had any petition for a receiving order presented in respect of it.  The Corporation has not initiated proceedings with respect to a compromise or arrangement with its creditors or for its winding-up, liquidation or dissolution.  No receiver has been appointed in respect of the Corporation or any of its assets and no execution or distress has been levied upon any of its assets.

SECTION 2.16  Certain Payments .  None of the Division, the Corporation, or any director, officer, agent or employee of the Corporation or the Division, or any other person associated with or acting for or on behalf of any of them, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kick-back, or other similar payment to any person, private or public, regardless of form, whether in money, property or services (i) to obtain favourable treatment in securing business, (ii) to pay for favourable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Division or the Corporation or any of their respective affiliates, or (iv) in violation of any applicable laws, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Corporation.

SECTION 2.17  Absence of Changes .  Since December 31, 2006 there has not been (i) any adverse material change in the assets, liabilities, operations, results of operations, condition (financial or otherwise), profitability, business affairs, or, to the knowledge of the Corporations, the prospects of the Business or the Corporation, (ii) any issuance of securities of the Corporation except the issuance of 9,199,900 Common Shares to SunOpta in connection with the Asset Acquisition and the issuance of 800,000 RSUs and Capped Options as described in Schedule 2.05; (iii) any borrowing or agreement to borrow any funds or any liability or obligation of any nature (contingent or otherwise) incurred by the Division or the Corporation, other than current liabilities or obligations incurred in the ordinary course of the Business, (iv) any declaration or payment of dividends or other distributions with respect to, or direct or indirect redemption or acquisition of, any shares of the Corporation, (v) any loan by the Division or the Corporation to any officer, director, employee or shareholder thereof, or any agreement or commitment therefor, (vi) any damage, destruction or loss (whether or not covered by insurance) adversely affecting the assets, properties or business the Division or the Corporation, or (vii) any increase in the annual compensation payable, directly or indirectly, to any officer, director or employee of or consultant to the Division or the Corporation except for usual annual adjustments retroactive to January 1, 2007.

SECTION 2.18  Agreements .

(a)  Except as set out in Schedule 2.18(a) and except as disclosed in any other Schedule to this Agreement, neither the Division nor the Corporation is a party to or bound by any:

(i)

agreement or commitment for the purchase of equipment, materials, supplies or services which requires payment of more than $100,000, in the case of any single agreement or commitment, or, in the case of all those agreements or commitments, in excess of $200,000 in the aggregate, except for purchases of inventories in the ordinary course of the Business, consistent with past practice and upon terms and conditions not more onerous than those usual and customary in the industry;

(ii)

management, consulting, agency or similar agreement or commitment;

(iii)

licence or royalty agreement relating to Intellectual Property (as defined below) except for agreements with customers of the Division entered into in the ordinary course of the Business, consistent with past practice and upon terms and conditions not more onerous than those usual and customary in the industry;

(iv)

agreement or commitment to grant rights to manufacture, produce, assemble, licence, distribute, market, or sell its products to any other person or any agreement that affects the exclusive right of the Division or the Corporation to develop, manufacture, produce, assemble, licence, distribute, market or sell its products; or

(v)

lease, agreement in the nature of a lease or agreement to lease whether as lessor or lessee, and whether in respect of real property or personal property, except for any lease or agreement in the nature of a lease relating to personal property where the aggregate annual payments under that lease or agreement and under any related service or maintenance or similar contract do not exceed $100,000.

Correct and complete copies of all of the agreements and commitments set out in Schedule 2.18(a), or, where an agreement or commitment is oral, a correct and complete written summary of its terms, have been made available to the Purchasers.

(b)  Each written or oral agreement or understanding entered into by the Division or the Corporation set out in Schedule 2.18(a) is in full force and effect and constitutes a valid and binding obligation of all parties thereto.  Except as provided in Schedule 2.18(b), the Division or the Corporation, as applicable, have in all material respects performed the obligations required to be performed by it and is not in default or alleged to be in default in any respect under any agreement or understanding to which it is a party where any such default or alleged default could be reasonably expected to have a material adverse effect on the Corporation or the Business.  There exists no event or condition which, after notice or lapse of time, or both, would constitute a default, except where such default would not have a material adverse effect on the Corporation or the Business.

SECTION 2.19  Title to Assets .

(a)  Immediately upon Closing the Corporation shall be the absolute beneficial owner of, and have good and marketable title, free of all liens, charges, restrictions, claims, security interests and encumbrances (collectively, “Charges”), except for Permitted Liens (as defined below), to the Purchased Assets.  The Purchased Assets constitute all of the property, assets, undertaking and rights necessary to conduct the Business in substantially the same manner as conducted prior to the date hereof.  The physical assets comprising the Purchased Assets are in good operating condition and in a state of good maintenance and repair.

(b)  For the purposes of this Agreement, “Permitted Liens” means:

(i)

liens for taxes, assessments and governmental charges due and being contested in good faith and diligently by appropriate proceedings (and for the payment of which adequate provision has been made);

(ii)

servitudes, easements, restrictions, rights of parties in possession, zoning restrictions, encroachments, reservations, rights-of-way  and other similar rights in real property or any interest therein, provided the same are not of such nature as to materially adversely affect the validity of title to or the value, marketability or use of the property subject thereto;

(iii)

liens for taxes either not due and payable or due but for which notice of assessment has not been given;

(iv)

undetermined or inchoate liens, charges and privileges incidental to current construction or current operations and encumbrances claimed or held by any regulatory authority that have not at the time been filed or registered against the title to the asset or served upon the Vendor pursuant to law or that relate to obligations not due or delinquent;

(v)

assignments of insurance provided to landlords (or their mortgagees) pursuant to the terms of any lease and liens or rights reserved in any lease for rent or for compliance with the terms of such lease; and

(vi)

security given in the ordinary course of the Business to any regulatory authority, other than security for borrowed money.

SECTION 2.20  Real Property .  Neither the Division nor the Corporation owns or has ever owned, directly or indirectly, any real property.

SECTION 2.21  Intellectual Property Rights .

(a)

Except as set forth in Schedule 2.21, the Intellectual Properties (as defined below) used in whole or in part in, or required for the carrying on of the Business in the manner heretofore carried on and to be carried on after Closing as currently contemplated will, as of the Closing Date, be owned by, or validly licensed to, the Corporation, and any such licenses will give the Corporation the sole and exclusive right to use such Intellectual Property. To the Corporation’s knowledge, all registrations and filings necessary to preserve the rights of the Corporation in the Intellectual Properties have been or, as of the Closing Date, will be made and are in good standing and neither the conduct of the Business nor the Intellectual Properties of the Division infringe upon the Intellectual Properties of any other person.

(b)

Neither the Corporation nor the Division has received any communications alleging that the Corporation or the Division has violated or, by conducting its Business, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person, nor is the Corporation aware of any basis therefore.

(c)

To the Corporation’s knowledge, (i) no employee of the Division or the Corporation is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with his or her duties to the Corporation or that would conflict with the Business; and (ii) it will not be necessary to utilize any inventions, trade secrets or proprietary information of any employee of the Division or the Corporation made prior to their employment by the Division or the Corporation, except for inventions, trade secrets or proprietary information that will be assigned to the Corporation as of the Closing Date.

For purposes of this Agreement, “Intellectual Properties” means all right, title, interest and benefit in Canada, the United States and world-wide, in and to any and all:

(a)

registered or unregistered trademarks, trademark applications, trademark renewals, business names, service marks, trade names, domain names and the goodwill pertaining thereto;

(b)

inventions, designs, methods, processes and apparatuses, patent applications, patents, continuations, continuations-in-part, divisionals, renewals, extensions, re-issues;

(c)

copyright works; copyright applications, computer software and source code;

(d)

industrial designs;

(e)

know-how, trade secrets, formulas, algorithms, processes, data; and

(f)

licenses, sublicenses, franchises.

SECTION 2.22  Compliance with Laws; Permits .  Each of the Division and the Corporation has complied with and is in compliance with all applicable laws, rules, regulations and orders applicable to the Business except where failure to do so would not have a material adverse effect on the Corporation or the Business.  As of the Closing Date, the Corporation will have all permits, licenses and other authorizations required in the conduct of the Business as presently conducted.  There is no existing law, rule, regulation or order, and the Corporation is not aware of any proposed law, rule, regulation or order, whether United States or Canadian federal, state, provincial, county or local, which would prohibit or restrict the Corporation from, or otherwise materially adversely affect the Corporation in, conducting the Business in any jurisdiction in which it is now conducting business or in which it proposes to conduct business.

SECTION 2.23  Litigation .  There is no court, administrative, regulatory or similar proceeding (whether civil, quasi-criminal or criminal); arbitration or other dispute settlement procedure; investigation or inquiry by any governmental, administrative, regulatory or similar body; or any similar matter or proceeding (collectively “proceedings”) against or involving the Division, the Corporation or any of their assets (whether in progress or threatened) and no event has occurred, to the knowledge of the Corporation, which might give rise to any proceedings and there is no judgment, decree, injunction, rule, award or order of any court, government department, board, commission, agency, arbitrator or similar body outstanding against any the Division or the Corporation or in respect of any of their assets. To the knowledge of the Corporations, no complaint, grievance, claim, work order or investigation has been filed, made or commenced against either the Division or the Corporation under the Ontario Human Rights Code, the Occupational Health & Safety Act, the Workplace Safety and Insurance Act (Ontario), the Employment Standards Act or the Pay Equity Act, in each case of the Province of Ontario, or any similar legislation of Canada, the Province of Ontario or of any other jurisdiction.

SECTION 2.24  Environmental Matters ..

(a)

The business and operations carried on by the Division are in material compliance with all Environmental Laws except to the extent that any such non-compliance would not have a material adverse effect on the Corporation.  Neither the Division nor the Corporation has any material contingent liability of which the Corporation has actual knowledge or reasonably should have knowledge in connection with any release of any Hazardous Materials on or into the Environment or generates, transports, treats, stores or disposes of any Hazardous Materials on any of the Premises in contravention of applicable Environmental Laws, except to the extent such release is in compliance with all applicable Environmental Laws or to the extent such non-compliance, if any, would not have a material adverse effect on the Corporation.  No underground storage tanks or surface impoundments containing a Hazardous Material are known to be located on any of the Premises in contravention of applicable Environmental Laws, except to the extent that any such contravention would not have a material adverse effect on the Corporation.

(b)

In this Section:

(i)

“Environment” means the ambient air, all layers of the atmosphere, surface water, underground water, all land, all living organisms and the interacting natural systems that include components of air, land, water, organic and inorganic matter and living organisms, and includes indoor spaces;

(ii)

“Environmental Law” means all applicable federal, provincial, municipal or local statutes, regulations, by-laws, orders or rules, and any policies or guidelines of any governmental or regulatory body or agency, and any requirements or obligations arising under the common law, relating to the Environment and the transportation of dangerous goods and occupational health and safety and the term “applicable” with respect to those Environmental Laws, means that those laws that apply to the Division, the Corporation or the Business and emanate from a person having jurisdiction over any of the Division, the Corporation or the Business;

(iii)

“Hazardous Material” means any substance or material which under any Environmental Law is defined to be “hazardous”, “toxic”, “deleterious”, “caustic”, “dangerous”, a “contaminant”, a “pollutant”, a “dangerous good”, a “waste”, a “source of contamination” or a source of a “pollutant”

(iv)

“Premises” means all real property, buildings and facilities, including any part of any property, building or facility, owned, leased, or operated by the Division or the Corporation.

SECTION 2.25  Tax Matters  .

(a)  The Corporation has filed all tax returns required to be filed by it in all applicable jurisdictions and has paid all Governmental Charges (as defined below) required to be paid by it.  Adequate provision has been made in the Financial Statements for all Governmental Charges, and all professional fees related thereto, payable in respect of the Business or assets of the Division or the Corporation (as applicable) or otherwise for all periods up to December 31, 2006.

For the purposes of this Agreement, “Governmental Charges” means all taxes, levies, assessments, reassessments and other charges together with all related penalties, interest and fines, due and payable to any Governmental Body.

(b)  There are no proceedings in progress, pending or threatened against or in respect of the Division or the Corporation in respect of any Governmental Charges and, in particular, there are no currently outstanding reassessments or written enquiries which have been issued to, or raised in respect of, the Division or the Corporation by any Governmental Body relating to any Governmental Charges.

(c)  The Division has withheld or collected and remitted all amounts required to be withheld or collected and remitted by it in respect of any Governmental Charges.

SECTION 2.26  Employee Benefit Plans .

Schedule 2.26 lists all:

(a)

written or formal employee benefit, pension or other plans or group arrangements involving direct or indirect compensation (not including any government-mandated programs), in each case currently or previously maintained or contributed to for the benefit of any employee or former employee of the Division or under which the Division or the Corporation has or may have any present or future obligation or liability (collectively, the “Employee Plans”); and

(b)

plans or group arrangements (written or oral) providing for insurance coverage (including any self-insured arrangements), workers’ compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock appreciation, or other forms of incentive compensation, insurance or benefits (collectively, the “Benefit Arrangements”) which (i) are not Employee Plans, (ii) are maintained or contributed to by the Division, and (iii) cover any employee or former employee of the Division.

SECTION 2.27  Labour Agreements and Actions .

(a)  Neither the Division nor the Corporation is a party to or is bound by any:

(i)

oral or written agreement or commitment for the employment or retainer of any individual, including, for greater certainty, any agreement or commitment with directors, officers, employees, independent contractors or agents;

(ii)

oral or written agreement or commitment providing for severance, termination or similar payments, including on a change of control; or

(iii)

agreement with or commitment to any trade union, council of trade unions, employee bargaining agent or affiliated bargaining agent (collectively called “labour representatives”) and neither the Division nor the Corporation has conducted negotiations with respect to any future agreements or commitments; no labour representatives hold bargaining rights with respect to any employees of the Division; no labour representatives have applied to have the Division declared a related employer under the Labour Relations Act (Ontario); and there are no current or threatened attempts to organize or establish any trade union or employee association with respect to the Division, the Corporation or the Business.

(b)  There is no work stoppage or other concerted action, grievance or dispute existing or threatened against any of the Division, the Corporation or the Business.

(c)  To the knowledge of the Corporation, no officer or key employee, or group of key employees, intends to terminate their employment with the Division or not accept employment with the Corporation on substantially the same terms and conditions as his or her current employment arrangements.  Neither the Division nor the Corporation has a present intention to terminate the employment of any of the foregoing.

SECTION 2.28  Insurance .  All physical assets of the Division are covered by fire and other insurance with responsible insurers against those risks and in those amounts as are reasonable for prudent owners of comparable assets.  Schedule 2.28 sets out particulars of all the insurance policies held by the Division, including the name of the insurer, the risks insured against, the amount of coverage and the amount of any deductible applicable to that coverage, and each such policy shall be transferred to and assumed by the Corporation effective the Closing Date (or otherwise maintained for the benefit of the Corporation).  No other insurance is necessary to the conduct of the Business or would be considered to be desirable by a prudent person operating a business similar to the Business.  The Division is not in default with respect to any of the provisions contained in any such policies of insurance or has failed to give any notice or pay any premium or present any claim under any such insurance policy

SECTION 2.29  Registration Rights .  Except as provided in the Registration Rights Agreement, the Corporation has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

SECTION 2.30  Non Arm’s Length Transactions .

(a)  Except as set out in Schedule 2.30 or the Financial Statements and except for contracts of employment, neither the Division nor the Corporation has made any payment or loan to, or borrowed any monies from or is otherwise indebted to, or is a party to any other agreement with, any officer, director, employee, shareholder or any other person on any basis other than arm’s length (within the meaning of the Income Tax Act (Canada)) or any affiliate of any of the foregoing.

(b)  No officer, director, employee, shareholder or any other person with whom either the Division or the Corporation is not dealing at arm’s length (within the meaning of the Income Tax Act (Canada)) or any affiliate of any of the foregoing has, to the knowledge of the Corporation, any direct or indirect ownership interest in any firm or corporation with which the Division has a business relationship, or any firm or corporation which competes with the Business, except that officers, directors, employees and shareholders of the Corporation may own up to 5% of the outstanding voting stock in any such firm or corporation where such stock is publicly traded.

SECTION 2.31  Disclosure .  The Corporation has provided each Purchaser with all the information that such Purchaser has requested to assist the Purchaser in deciding whether to purchase the Purchased Shares.  No representation or warranty of the Corporation contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in this Agreement not misleading in light of the circumstances under which they were made.  There is no fact regarding the Division or the Corporation of which the Corporation is aware and which the Corporation has not disclosed or caused to be disclosed which could result in a material adverse change in the Business.

SECTION 2.32  Reliance .  The representations and warranties in this Article II are made with the knowledge and expectation that the Purchasers are placing reliance thereon.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF
SUNOPTA

SunOpta hereby represents and warrants to the Purchasers that the statements contained in this Article III are true, correct and complete.

SECTION 3.01  Incorporation and Status .  SunOpta is duly incorporated and organized, and is validly existing and up to date in the filing of all corporate and similar returns under the laws of its jurisdiction of incorporation.

SECTION 3.02  Corporate Power . SunOpta has the corporate power and capacity to (i) own or lease its assets and to carry on its business as its business is currently conducted; (ii) enter into, perform its obligations under and consummate the transactions contemplated by this Agreement and the Warrant Certificates; and (iii) to issue and deliver the Purchased Warrants and the Warrant Shares upon exercise of the Purchased Warrants in accordance with the terms and conditions of the Warrant Certificates (as defined below).

SECTION 3.03  Capitalization .  The authorized share capital of SunOpta consists of an unlimited number of common shares and an unlimited number of special shares issuable in series, of which 62,995,134 common shares and no special shares are issued and outstanding as of the date hereof.

SECTION 3.04  Purchased Warrants .  The terms and conditions of the Purchased Warrants will be as set out in the form of certificate representing Warrants attached as Exhibit F (the “Warrant Certificates”).

SECTION 3.05  Qualification; Good Standing .  As of the Closing Date, SunOpta shall be duly registered, licensed or qualified as an extra-provincial or foreign corporation in each jurisdiction in which such registration is required in order to conduct of its business as currently, conducted, except where the failure to do so would not have a material adverse effect on SunOpta or its business.

SECTION 3.06  Corporate Authorization; Enforceability .

(a)  Each of this Agreement and the Warrant Certificates to be delivered by SunOpta at the Closing have been duly authorized by SunOpta.  This Agreement has been duly executed and delivered by SunOpta and is a valid and binding obligation of SunOpta, enforceable in accordance with its terms, subject to the usual exceptions as to bankruptcy and the availability of equitable remedies.  At the Closing, the Warrant Certificates to be delivered by SunOpta at the Closing will be duly executed and delivered by SunOpta, and will be valid and binding obligations of SunOpta, enforceable in accordance with their terms, subject to the usual exceptions as to bankruptcy and the availability of equitable remedies.

(b)  The issuance, sale and delivery of the Purchased Warrants and the issuance and delivery of the Warrant Shares upon exercise of the Purchased Warrants in accordance with the terms of the Warrant Certificates have been duly authorized by all requisite corporate action of SunOpta and will not violate any provision of law, any order of any court or other agency of government, the articles or the bylaws of SunOpta, or any provision of any indenture, agreement or other instrument to which SunOpta or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of SunOpta.

(c)  When issued in accordance with this Agreement, the Purchased Warrants will be validly issued with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed other than restrictions on transfer applicable federal, provincial and state securities laws.  The Warrant Shares have been duly reserved for issuance upon exercise of the Purchased Warrants and, when so issued, will be duly authorized, validly issued, fully paid and non-assessable shares with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed other than restrictions on transfer under applicable federal, provincial and state securities laws.  None of the issuance, sale or delivery of the Purchased Warrants or the issuance or delivery of the Warrant Shares is subject to any preemptive right of the shareholders of SunOpta or to any right of first refusal or other right in favor of any person.

SECTION 3.07  No Conflict .  Neither the entering into of any of this Agreement by SunOpta nor the performance by SunOpta of any of its obligations under this Agreement or the Warrant Certificates will contravene, breach or result in any default under the articles, bylaws, constituting documents or other organizational documents of SunOpta or contravene, breach, result in any default or give rise to any right of termination, cancellation, acceleration or payment under any mortgage, lease, agreement, other legally binding instrument, or Governmental Authorization to which SunOpta is by which SunOpta is bound.

SECTION 3.08 Approvals and Consents .  Except for (i) the approval of the Toronto Stock Exchange of the issuance of the Purchased Warrants and the Warrant Shares, which approval shall be obtained prior to the Closing Date; (ii) any filings required pursuant to applicable securities laws, which filings will be effected within the required statutory period; and (iii) any other filings required under applicable laws, which filings will be timely filed within the applicable periods therefor, no Governmental Authorization or authorization, consent, approval of, order, registration, qualification, designation, declaration or filing with or notice to any other person or federal, state or local governmental authority is required in connection with the execution, delivery or performance of this Agreement by SunOpta or the offering, sale and purchase of the Purchased Warrants under this Agreement.

SECTION 3.09  Offering .  Subject in relevant part to the truth and accuracy of each Purchaser’s representations set forth in Article IV, the offer, sale and issuance of the Purchased Warrants as contemplated by this Agreement to such Purchaser and the issuance and delivery of the Warrant Shares issuable upon conversion of the Purchased Warrants, are exempt from prospectus and registration requirements under applicable securities laws.  Neither SunOpta nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

SECTION 3.10  Reliance .  The representations and warranties in this Article III are made with the knowledge and expectation that the Purchasers are placing reliance thereon.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

SECTION 4.01  Representations.  Each Purchaser severally represents and warrants to each of the Corporation and SunOpta that:

(a)

it was not organized for the specific purpose of acquiring the Purchased Units;

(b)

it has sufficient knowledge and experience in investing in companies similar to the Corporation in terms of the Corporation’s stage of development so as to be able to evaluate the risks and merits of its investment in the Corporation and it is able financially to bear the risks associated with the purchase of the Purchased Units; and such Purchaser’s financial condition is such that it is able to bear the risk of holding the Purchased Units for an indefinite period of time and can bear the loss of its entire investment in the Corporation;

(c)

it has had an opportunity to discuss the Corporation’s business, management and financial affairs with the Corporation’s management and management has made available to each Purchaser any and all written information which it has requested and has answered to such Purchaser’s satisfaction all inquiries made by such Purchaser and with respect to individual or other tax and other economic considerations involved in this investment, and the Purchaser acknowledges that any documents pertaining to this investment of which it has been made aware have been made available for inspection by the Purchaser and the Purchaser’s attorney, account or other advisor(s);

(d)

the Purchased Units being purchased by it are being acquired for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof;

(e)

the purchase of the Purchased Units has not been made through or as a result of, and the issue and sale of the Purchased Units is not being accompanied by, an advertisement in printed media of general and regular paid circulation, on radio, television or telecommunications, including electronic display, and no prospectus, registration statement or offering memorandum within the meaning of applicable laws has been delivered to any Purchaser in connection with the purchase and sale of the Purchased Units;

(f)

it understands that (i) the Purchased Units, the Conversion Shares and the Warrant Shares have not been registered under the United States Securities Act of 1933 (the “U.S. Securities Act”) by reason of their issuance in a transaction exempt from the registration requirements of the U.S. Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the U.S. Securities Act, (ii) the Purchased Units, the Conversion Shares and the Warrant Shares constitute “restricted securities” under the U.S. Securities Act, (iii) the Purchased Units, the Conversion Shares issuable upon conversion of the Purchased Shares and the Warrant Shares issuable upon exercise of the Purchased Warrants must be held indefinitely unless a subsequent disposition thereof is registered or otherwise in compliance under the U.S. Securities Act and/or applicable Canadian securities laws or is exempt from such registration, and (iv) the Corporation or SunOpta, or the transfer agent of either of them, will make a notation on its transfer books to such effect;

(g)

it understands that in addition to any legend setting forth transfer restrictions under Canadian securities laws, each certificate evidencing Purchased Units shall bear a legend substantially similar to the following:

(1)

If the Purchaser is a U.S. Person (as defined in subsection 4.02(b)(ii)):

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 PROMULGATED UNDER THE ACT.  ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO APPLICABLE STATE SECURITIES LAWS.”

(2)

If the Purchaser is not a U.S. Person:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED, EXCEPT IN COMPLIANCE WITH REGULATION S UNDER THE ACT, IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED, OR UNLESS SOLD PURSUANT TO RULE 144 PROMULGATED UNDER THE ACT OR IN ACCORDANCE WITH APPLICABLE CANADIAN SECURITIES LAWS.  ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO APPLICABLE STATE SECURITIES LAWS.  HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.”

and

in the case of the Purchased Shares: “UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) [THE CLOSING DATE], AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.”

and

in the case of the Purchased Warrants and Warrant Shares (if the Purchased Warrants are expired prior to the date that is four months and a day after the Closing Date): “UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE CLOSING DATE].”

(h)

If the Purchaser is a resident of a country other than Canada or the United States (an “International Jurisdiction”) then in addition to the other representations and warranties contained herein, the Purchaser represents and warrants that:

(i)

the Purchaser is knowledgeable of, or has been independently advised as to, the applicable securities laws of the International Jurisdiction which would apply to this Agreement, if any;

(ii)

the Purchaser is purchasing the Purchased Units pursuant to exemptions from any prospectus, registration or similar requirements under the applicable securities laws of that International Jurisdiction or, if such is not applicable, the Purchaser is permitted to purchase the Purchased Units under the applicable securities laws of the International Jurisdiction without the need to rely on an exemption;

(iii)

the applicable securities laws do not require the Corporation or SunOpta to file a prospectus, registration statement or similar document or to register the Purchased Shares or Purchased Warrants, respectively, or to make any filings or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the International Jurisdiction; and

(iv)

the issue, sale and delivery of the Purchased Units complies with all applicable laws of the Purchaser’s jurisdiction of residence or domicile and all other applicable laws and will not cause the Corporation to become subject to or comply with any disclosure, prospectus or reporting requirements under any such applicable laws; and

(i)

all corporate, personal or other action on the part of each Purchaser necessary for the authorization, execution and delivery of this Agreement and the other Transaction Agreements and for the performance of all obligations of the Purchasers hereunder and thereunder has been taken.  This Agreement has been, and the other Transaction Agreements will be, duly executed and delivered by the Purchasers and will constitute valid and legally binding obligations of the Purchasers, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors’ rights generally.

SECTION 4.02  Further Representations.

(a)

Each Purchaser represents that such Purchaser is an “accredited investor” within the definition set forth in Rule 501(a) under the U. S. Securities Act and, as applicable, an “accredited investor” within the meaning of National Instrument 45-106 of the Canadian Securities Administrators.

(b)

Each Purchaser that is not a U.S. Person represents that:

(i)

Such Purchaser is not acquiring the Purchased Units being issued hereunder for the account or benefit of a U.S. Person; and no offer relating to the Purchased Units was made to such Purchaser in the United States and, at the time of execution by such Purchaser or on behalf of such Purchaser of this Agreement and any Closing, such Purchaser will be outside the United States.  For purposes of this Section 4.02, “United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia; and “U.S. Person” means: (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. Person; (iv) any trust of which any trustee is a U.S. Person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if: (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. Person principally for the purpose of investing in securities not registered under the U.S. Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the U.S. Securities Act) who are not natural persons, estates or trusts; provided, however, the following are not “U.S. Persons”: (i) any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. Person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States; (ii) any estate of which any provisional fiduciary acting as executor or administrator in a U.S. Person if: (A) an executor or administrator of the estate who is not a U.S. Person has sole or shared investment discretion with respect to the assets of the estate; and (B) the estate is governed by foreign law; (iii) any trust of which any professional fiduciary acting as trustee is a U.S. Person, if a trustee who is not a U.S. Person has sole and shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. Person; (iv) an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country; (v) any agency or branch of a U.S. Person located outside the United States if: (A) the agency or branch operates for valid business reasons; and (B) the agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and; (vi) the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

(ii)

Such Purchaser agrees that it, she or he will resell the Purchased Units being issued hereunder only in accordance with Regulation S under the U.S. Securities Act, pursuant to an effective registration statement under the U.S. Securities Act or pursuant to an available exemption from the registration requirements of the U.S. Securities Act or otherwise in accordance with applicable Canadian securities laws; and further agrees not to engage in hedging transactions with regard to the Purchased Units being issued hereunder unless in compliance with the U.S. Securities Act or applicable Canadian securities laws.

ARTICLE V

CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS

The obligation of each Purchaser to purchase and pay for the Purchased Units being purchased by it on the Closing Date, is, at its option, subject to the satisfaction, on or before the Closing Date, of the following conditions set forth in this Article V below:

SECTION 5.01  Opinion of Counsel.  The Purchasers shall have received from Wildeboer Dellelce LLP, Canadian counsel for the Corporation and SunOpta, an opinion dated the Closing Date, in the form attached hereto as Exhibit D.

SECTION 5.02  Representations and Warranties to be True and Correct.  Except to the extent that a particular representation or warranty speaks as of a certain date, the representations and warranties contained in Article II (in respect of the Corporation) and Article III (in respect of SunOpta) shall be true, complete and correct on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of such date, and the President of the Corporation and the President of SunOpta, respectively, shall have certified to such effect to the Purchasers in writing.

SECTION 5.03  Performance.  Each of the Corporation and SunOpta shall have performed and complied with all agreements contained herein required to be performed or complied with by it prior to or at the Closing Date, and the President of the Corporation and the President of SunOpta, respectively, shall have certified to the Purchasers in writing to such effect and to the further effect that all of the conditions set forth in this Article V have been satisfied.

SECTION 5.04  All Proceedings to be Satisfactory.  All corporate and other proceedings to be taken by the Corporation and SunOpta in connection with the transactions contemplated hereby and by the Asset Purchase Agreement, as applicable, and all documents incidental hereto and thereto shall be reasonably satisfactory in form and substance to the Lead Purchaser, and the Lead Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it reasonably may request.

SECTION 5.05  Purchase by Other Purchasers.  Each Purchaser shall have purchased and paid for the Purchased Units being purchased by it on the Closing Date in accordance with the terms of this Agreement.

SECTION 5.06  Supporting Documents.  The Purchasers and their counsel shall have received copies of the following documents:

(a)

a certificate of compliance issued by Industry Canada official dated as of a recent date as to the due incorporation and good standing of the Corporation;

(b)

a certificate of the Secretary or an Assistant Secretary of the Corporation dated the Closing Date and certifying:  (i) that attached thereto is a true and complete copy of the Amended Articles and the bylaws of the Corporation as in effect on the date of such certification; (ii) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors and the shareholders of the Corporation authorizing the execution, delivery and performance of the Transaction Agreements, the issuance, sale and delivery of the Purchased Shares and the reservation, issuance and delivery of the Conversion Shares, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by the Transaction Agreements; (iii) that the Amended Articles (as attached thereto) are in full force and effect, unamended, to the date thereof, and that no proceedings have been taken or are pending to amend, supplement, surrender or cancel the Amended Articles as at the date thereof; and (iv) to the incumbency and specimen signature of each officer of the Corporation executing any of the Transaction Agreements, the share certificates representing the Purchased Shares and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Corporation as to the incumbency and signature of the officer signing the certificate referred to in this clause (b);

(c)

a certificate of compliance issued by Industry Canada official dated as of a recent date as to the due incorporation and good standing of each of SunOpta;

(d)

a certificate of the Secretary or an Assistant Secretary of SunOpta dated the Closing Date and certifying:  (i) that attached thereto is a true and complete copy of the articles and the bylaws of SunOpta as in effect on the date of such certification; (ii) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of SunOpta authorizing the execution, delivery and performance of this Agreement, the issuance, sale and delivery of the Purchased Warrants and the reservation, issuance and delivery of the Warrant Shares, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; and (iii) to the incumbency and specimen signature of each officer of the Corporation executing this Agreement, the share certificates representing the Purchased Warrants and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Corporation as to the incumbency and signature of the officer signing the certificate referred to in this clause (c); and

(e)

such additional supporting documents and other information with respect to the operations and affairs of the Corporation as the Lead Purchaser may reasonably request.

SECTION 5.07  Transaction Agreements.  The Asset Purchase Agreement substantially in the form of Exhibit A attached hereto shall have been executed and delivered by SunOpta and the Corporation and the Asset Acquisition contemplated thereby shall have been completed substantially in accordance with the Asset Purchase Agreement.  The Unanimous Shareholders Agreement substantially in the form of Exhibit B attached hereto shall have been executed and delivered by the Corporation and each of the Purchasers such that the Unanimous Shareholders Agreement is effective in accordance with its terms.  The Registration Rights Agreement substantially in the form of Exhibit C attached hereto shall have been executed and delivered by the Corporation and each of the Purchasers such that the Registration Rights Agreement is effective in accordance with its terms.

SECTION 5.08  Director Indemnification.  The Corporation shall have provided evidence of directors and officers insurance in an aggregate amount reasonably acceptable to the Lead Purchaser and each member of the Board of Directors shall have been provided a Director Indemnification Agreement substantially in the form of Exhibit E.

ARTICLE VI

CONDITIONS OF THE CORPORATION’S AND SUNOPTA’S OBLIGATIONS AT CLOSING

The obligations of the Corporation and SunOpta under Article I of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions unless waived by the Corporation:

SECTION 6.01  Representations and Warranties.  The representations and warranties of the Purchasers contained in Article IV shall be true and correct on and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing Date.

SECTION 6.02  Payment of Purchase Price.  The Purchasers shall have delivered payment of the aggregate purchase price for the Purchased Units to be purchased by them at the Closing as set forth in Article I.

SECTION 6.03  Transaction Agreements.  The Asset Purchase Agreement substantially in the form of Exhibit A attached hereto shall have been executed by the Corporation and SunOpta and delivered to the other party thereto and the Asset Acquisition contemplated thereby shall have been completed substantially in accordance with the Asset Purchase Agreement.  The Unanimous Shareholders Agreement substantially in the form of Exhibit B attached hereto shall have been executed and delivered by each of the Purchasers such that the Unanimous Shareholders Agreement is effective in accordance with its terms.  The Registration Rights Agreement substantially in the form of Exhibit C attached hereto shall have been executed and delivered by each of the Purchasers such that the Registration Rights Agreement is effective in accordance with its terms.

SECTION 6.04  Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incidental thereto shall be reasonably satisfactory in form and substance to the Corporation, SunOpta and the their counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

ARTICLE VII

COVENANTS OF THE CORPORATION

The Corporation covenants and agrees with each of the Purchasers that:

SECTION 7.01  Restrictive Agreements Prohibited.  Neither the Division nor the Corporation shall become a party to any agreement which by its terms restricts the Corporation’s performance of any of the Transaction Agreements or the requirements of the Amended Articles.

SECTION 7.02  Use of Proceeds.  The Corporation shall use the proceeds from the sale of the Purchased Shares to fund investments in cellulosic ethanol plants, for working capital, to fund research and development, for associated transaction costs and for repayment of inter-company debt payable to SunOpta.

SECTION 7.03  Keeping of Records and Books of Account.  The Corporation shall keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Corporation, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.01  Expenses.  Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated.

SECTION 8.02  Survival of Agreements.  All covenants, agreements, representations and warranties made in this Agreement or any certificate or instrument delivered to the Purchasers pursuant to or in connection with this Agreement, shall survive the execution and delivery of this Agreement, the issuance, sale and delivery of the Purchased Units and the issuance and delivery of the Conversion Shares and Warrant Shares for a period of eighteen (18) months following the Closing Date, and all statements contained in any certificate or other instrument delivered by the Corporation or SunOpta hereunder or thereunder, or in connection herewith or therewith, shall be deemed to constitute representations and warranties made by the Corporation or SunOpta, as applicable.

SECTION 8.03  Brokerage.  Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

SECTION 8.04  Parties in Interest.  All representations, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.  Without limiting the generality of the foregoing, all representations, covenants and agreements benefiting the Purchasers shall inure to the benefit of any and all subsequent holders from time to time of Purchased Units or Conversion Shares.

SECTION 8.05  Notices.  All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier, addressed as follows:

(a)

if to the Corporation, at 2838 Bovaird Drive West, Brampton, Ontario, Canada L7A 0H2, Attention: President and Chief Executive Officer, Telecopier: (905) 455-2529, with a copy to Wildeboer Dellelce LLP, Suite 800, Wildeboer Dellelce Place, 365 Bay Street, Toronto, Ontario M5H 2V1, Attention: Troy Pocaluyko; Telecopier: (416) 361-1790;

(b)

if to SunOpta, at 2838 Bovaird Drive West, Brampton, Ontario, Canada L7A 0H2, Attention: Chief Financial Officer, with a copy to Wildeboer Dellelce LLP, Suite 800, Wildeboer Dellelce Place, 365 Bay Street, Toronto, Ontario M5H 2V1, Attention: Troy Pocaluyko; Telecopier: (416) 361-1790; and

(c)

if to any Purchaser, at the address of such Purchaser set forth in Schedule I;

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

SECTION 8.06  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario, without giving effect to the principles of conflicts of law.

SECTION 8.07  Entire Agreement.  This Agreement, including the Schedules and Exhibits hereto, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof.  All Schedules and Exhibits hereto are hereby incorporated herein by reference.

SECTION 8.08  Counterparts.  This Agreement may be executed in two or more counterparts (including by facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 8.09  Amendments.  This Agreement may not be amended or modified, and no provisions hereof may be waived, without the written consent of the Corporation and Purchasers holding or proposing to acquire at least sixty-six and two-thirds percent (66-2/3%) of the Purchased Shares.  Any amendment, termination or waiver effected in accordance with this Section 8.09 shall be binding upon each holder of any Purchased Shares that is a party hereto even if they do not execute such consent, each future holder of all such  and the Corporation; provided, that such amendment, termination or waiver applies to all Purchasers in the same fashion.  Promptly after any amendment, termination or waiver effected in accordance with this Section 8.09, the Corporation shall give notice of such amendment, termination or waiver to each Purchaser that did not consent in writing thereto.  No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision

SECTION 8.10  Severability.  If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

SECTION 8.11  Titles and Subtitles.  The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

SECTION 8.12  Advisors. Each of the parties to this Agreement acknowledge and agree that Wildeboer Dellelce LLP has acted as counsel only to the Corporation and SunOpta and that Canaccord Capital Corporation and National Bank Financial Inc. have acted as advisor only to the Corporation and that Wildeboer Dellelce LLP, Canaccord Capital Corporation and National Bank Financial Inc. are not protecting the rights and interests of any other party to this Agreement.  The Purchasers acknowledge and agree that each of the Corporation and SunOpta has given them the opportunity to seek, and have recommended that such parties obtain, independent legal advice with respect to the subject matter of this Agreement and the Transaction Agreements and, further, each of the other parties hereby represents and warrants to the Corporation and SunOpta that such party has sought independent legal advice or waives such advice.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Corporation, SunOpta and each of the Purchasers have executed this Agreement as of the day and year first above written.

SUNOPTA BIOPROCESS INC.

By: __________________________________
Name:
Title:

SUNOPTA INC.

By: __________________________________
Name:
Title:

BLACKROCK INVESTMENT
MANAGEMENT (UK) LIMITED

By: __________________________________
Name:
Title:

[securities purchase agreement signature page]

TRIMARK CANADIAN RESOURCES FUND,
by its manager
AIM FUNDS MANAGEMENT INC.

By: __________________________________
Name:
Title:

[securities purchase agreement signature page]

WILDSTOIC LLC

By: __________________________________
Name:
Title:

[Additional Signature Pages to be Added Once Purchasers’ List is Finalized]

SCHEDULE I

Purchasers

Name and Address of Purchasers	Number of Purchased Shares	Number of Purchased Warrants	Aggregate Purchase Price
BlackRock Investment Management (UK) Limited 33 King William Street London, UK EC4R 9A5	1,150,000	497,030	US$23,000,000
Trimark Canadian Resources Fund, by its Manager, AIM Funds Management Inc. 5140 Yonge Street Suite 900 Toronto, Ontario M2N 6X7	35,000	15,127	US$700,000
Wildstoic LLC 3033 Central Street Evanston, Illinois 60201	50,000	21,610	US$1,000,000
Rod Fuller 205 Corrie Crescent Waterloo, Ontario N2L 5W3	5,000	2,161	US$100,000
Wendy Strub 317 Bushwood Court Waterloo, Ontario N2T 2E5	2,500	1,081	US$50,000
Peter J. Chandler 317 Bushwood Court Waterloo, Ontario N2T 2E5	7,500	3,242	US$150,000
Todd L. Noffke 1629 Hinman Avenue Evanston, IL 60201	8,000	3,458	US$160,000
GWL Growth Equity Fund 31st Floor TD Bank Tower Toronto, Ontario M5K 1E9	6,419	2,774	US$128,380

London Life Growth Equity Fund 31st Floor TD Bank Tower Toronto, Ontario M5K 1E9	25,221	10,900	US$504,420
IG AGF Canadian Diversified Growth Fund 31st Floor TD Bank Tower Toronto, Ontario M5K 1E9	19,348	8,362	US$386,960
IG AGF Canadian Diversified Growth Class 31st Floor TD Bank Tower Toronto, Ontario M5K 1E9	1,482	640	US$29,640
AGF Canadian Growth Equity Fund 31st Floor TD Bank Tower Toronto, Ontario M5K 1E9	85,030	36,750	US$1,700,600
MacKenzie Financial Corporation 150 Bloor Street West Toronto, Ontario M5W 3B5	50,000	21,610	US$1,000,000
Canaccord Capital Corporation 161 Bay Street Suite 3000 Toronto, Ontario M5J 2S1	54,500	23,555	US$1,090,000